Exhibit 10.2

AMENDMENT #1

to the

SECURED PROMISSORY NOTE

Round Rock, Texas

December 13, 2019

AYRO, Inc., a Delaware corporation (the “Maker”) and Mark E. Adams, an individual (“Payee”) hereby agree to amending the following terms of the Secured Promissory Note (the “Note”) signed between the parties with an effective date of October 14, 2019.

1. Initial Term. The Initial Term will be extended to April 30, 2021.

2. Equity. The Maker will grant Payee an additional 500,000 fully-vested shares of Maker’s Common Shares (“the Extension Shares”) as defined in the Note. The number of Common Shares issued hereunder may be adjusted for stock splits, reverse splits and other equity adjustments that similarly affect the rest of the class.

3. Lockup. The Extension Shares will be subject to the provisions of the standard Lock-Up Agreement of which the Maker and Payee are parties thereto, except that with respect to the Extension Shares, the Lock-Up Period will be on the six (6) month anniversary of the Effective Time as defined in the Lock-Up Agreement.

All other terms and conditions of the Note remain in full force and effect

IN WITNESS WHEREOF, Maker has caused this Amendment to be issued as of the date set forth above.

MAKER:		PAYEE:

By:	/s/ Rod Keller	By:	/s/ Mark Adams
	Rod Keller, CEO		Mark Adams

[EXECUTION PAGE TO

SECURED PROMISSORY NOTE]